UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2021

RAPID MICRO BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40592	20-8121647
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

1001 Pawtucket Boulevard West, Suite 280
Lowell, Massachusetts 01854
(Address of principal executive offices) (Zip Code)

978-349-3200
(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	RPID	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02Termination of a Material Definitive Agreement.

On September 17, 2021, Rapid Micro Biosystems, Inc. (the “Company”) entered into a payoff letter (the “Payoff Letter”) with Kennedy Lewis Management LP, as collateral agent for the Lenders (as defined below) (in such capacity, the “Collateral Agent”), pursuant to which the Company agreed to pay in full all of its outstanding obligations under that certain Loan and Security Agreement, dated as of May 14, 2020 (the “Loan Agreement”), by and among the Company, the Collateral Agent, and the lenders party thereto from time to time (the “Lenders”) in the amount of $28.7 million (the “Payoff Amount”), comprised of the principal amount of Term Loans (as defined in the Loan Agreement) (including accrued paid-in-kind interest), accrued cash interest, a prepayment premium and other fees and expenses.

Immediately upon receipt of the Payoff Amount by the Collateral Agent and the Lenders, (i) the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), (ii) all liens and security interests granted in favor of the Collateral Agent pursuant to the Loan Documents, and (iii) all Obligations (as defined in the Loan Agreement) under the Loan Documents (other than the warrants issued in connection therewith), in each case have been satisfied, released, discharged and/or terminated in full (except in respect of the Surviving Obligations (as defined in the Loan Agreement)).

The Company originally entered into the Loan Agreement on May 14, 2020 and borrowed from the Lenders term loans in the aggregate principal amount of $26.2 million (comprised of $25.0 million of initial borrowing and $1.2 million of accrued paid-in-kind interest). The Company’s obligations under the Loan Agreement and the other Loan documents were secured by a security interest in substantially all of its assets. The foregoing summary of the Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Loan Agreement, which was filed as Exhibit 10.15 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 25, 2021.

The description of the Payoff Letter contained herein does not purport to be complete and is qualified in its entirety by reference to the Payoff Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Payoff Letter, entered into as of September 17, 2021, by and between Rapid Micro Biosystems, Inc. and Kennedy Lewis Management LP, as collateral agent.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPID MICRO BIOSYSTEMS, INC.

Date: September 23, 2021	By:	/s/ Sean Wirtjes
Sean Wirtjes
Chief Financial Officer